UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2015, Heritage-Crystal Clean, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”), pursuant to notice duly given.  The proposal to ratify the appointment of Grant Thornton LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter. The results of the voting for each of these proposals were as follows:

1. Election of Directors.

Election of Class I Directors	For	Withheld	Broker Non-Votes
Joseph Chalhoub	18,859,293	146,218	1,804,538
Fred Fehsenfeld, Jr.	18,687,564	317,947	1,804,538

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2018 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation, or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2016.

For	20,785,536
Against	22,163
Abstain	2,350

Shareholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year ending January 2, 2016.

3. Approval on an advisory basis of the named executive officer compensation for fiscal 2014.

For	18,870,994
Against	130,454
Abstain	4,063
Broker Non-votes	1,804,538

Shareholders approved named executive officer compensation for the fiscal year ending January 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: May 12, 2015	By: /s/ Mark DeVita Title: Chief Financial Officer